Exhibit 99.1

VOTE BY INTERNET - www.proxyvote.com
GREAT PLAINS ENERGY INCORPORATED 1200 Main Street KANSAS CITY, MO 64105

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR
proposals 1, 2 and 3.				For	Against	Abstain

1.	Approval of the issuance of shares of Great Plains Energy Incorporated common stock as contemplated by the Agreement and Plan of Merger, dated as of May 29, 2016, by and among Great Plains Energy Incorporated, Westar Energy Inc., and GP Star, Inc. (an entity referred to in the Agreement and Plan of Merger as “Merger Sub,” a Kansas corporation and wholly-owned subsidiary of Great Plains Energy Incorporated).			☐	☐	☐

2.	Approval of an amendment to Great Plains Energy Incorporated’s articles of incorporation to increase the amount of authorized capital stock of Great Plains Energy Incorporated.			☐	☐	☐

3.	Approval of any motion to adjourn the meeting, if necessary.			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign your name exactly as it appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THANK YOU FOR VOTING!

Great Plains Energy Incorporated

Special Meeting of Shareholders

September 26, 2016

10:00 a.m. Central Time

Great Plains Energy Incorporated

One Kansas City Place

1200 Main Street

Kansas City, Missouri 64105

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com
GREAT PLAINS ENERGY INCORPORATED 1200 Main Street, Kansas City, MO 64105

This Proxy is solicited on behalf of the Board of Directors for the Special Meeting of Shareholders to be held on September 26, 2016. The Board of Directors recommends a vote FOR Items 1, 2, and 3.

The undersigned hereby appoints Terry Bassham and Ellen Fairchild, and each or either of them, proxies for the undersigned with power of substitution, to vote all the shares of common stock of Great Plains Energy Incorporated that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on September 26, 2016, and any adjournment or postponement of such meeting, upon the matter set forth on the reverse side of this card, and in their discretion upon such other matters as may properly come before the meeting.

This Proxy, if signed and returned, will be voted as directed on the reverse side. If this card is signed and returned without direction, such shares will be voted FOR each of the proposals.

Confidential Voting Instructions to Fidelity Management Trust Company, and its successors, as Trustee under Great Plains Energy Incorporated’s Employee Savings Plus Plan

I hereby direct that the voting right pertaining to shares of Great Plains Energy Incorporated held by the Trustee and attributable to my account in the Employee Savings Plus Plan shall be exercised at the Special Meeting of Shareholders on September 26, 2016, or at any adjournment or postponement of such meeting, in accordance with the instructions on the reverse side of this card, to vote upon Items 1, 2 and 3 and on any other business that may properly come before the meeting.

Continued and to be signed on reverse side